CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-24777, No. 333-24811 and No. 333-24827) of
OmniQuip International, Inc. of our report dated November 3, 1997, appearing in the Current Report on Form 8-K/A dated December 12, 1997 of OmniQuip
International, Inc., relating to the consolidated financial statements of OmniQuip International, Inc. as of and for the fiscal year ended September 30, 1997. Such consolidated financial statements are also included in the Current Report on Form 8-K/A of OmniQuip International, Inc. dated December 12, 1997.


PRICE WATERHOUSE LLP

St. Louis, Missouri
December 12, 1997

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-24777, No. 333-24811 and No. 333-24827) of
OmniQuip International, Inc. of our report dated July 15, 1996, appearing in the Current Report on Form 8-K/A dated December 12, 1997 of OmniQuip International, Inc., relating to the financial statements of TRAK International, Inc. as of September 30, 1994 and for the fiscal year ended September 30, 1994 and the period from October 1, 1994 to August 16, 1995. Such financial statements are also included in the Current Report on Form 8-K/A of OmniQuip International, Inc. dated December 12, 1997.


PRICE WATERHOUSE LLP

St. Louis, Missouri
December 12, 1997